UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2022

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

DE	001-14039	64-0844345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Briarlake Plaza
2000 W. Sam Houston Parkway S., Suite 2000
Houston, TX 77042

(Address of Principal Executive Offices, and Zip Code)

(281) 589-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Information
On June 9, 2022, Callon Petroleum Company (the “Company”) issued a press release announcing its intent, subject to market and other conditions, to commence a private placement of $600 million in aggregate principal amount of senior unsecured notes due 2030 (the “Notes”) that is exempt from registration requirements of the Securities Act of 1933, as amended. If the offering is consummated, the net proceeds from the offering of the Notes, along with borrowings under the senior secured revolving credit facility, will be used to redeem all $460.2 million of the Company’s outstanding 6.125% Senior Notes due 2024 and all $319.7 million of the Company’s outstanding 9.00% Second Lien Senior Secured Notes due 2025. The Company is filing a copy of the news release as Exhibit 99.1 hereto, which is incorporated by reference into this Item 8.01.
The information contained in this Item 8.01 is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to buy or a sale of the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Title of Document

99.1	Press release dated June 9, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

June 9, 2022	/s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President and Chief Executive Officer